EXHIBIT (21)


                ZENITH ELECTRONICS CORPORATION SUBSIDIARIES


                                                         State or Other
                                                Jurisdiction of Incorporation
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Cableproductos de Chihuahua, S.A. de C.V.                    Mexico
Electro Partes de Matamoros, S.A. de C.V.                    Mexico
Interocean Advertising Corporation                           New York
Interocean Advertising Corporation of California             California
Interocean Advertising Corporation of Illinois               Illinois
Productos Magneticos de Chihuahua, S.A. de C.V.              Mexico
Partes de Television de Reynosa, S.A. de C.V.                Mexico
Radio Componentes de Mexico, S.A. de C.V.                    Mexico
Telson, S.A. de C.V.                                         Mexico
Zenco de Chihuahua, S.A. de C.V.                             Mexico
Zenith Distributing Corporation of Illinois                  Illinois
Zenith Distributing Corporation-Midstates                    Kansas
Zenith Distributing Corporation of New England               Delaware
Zenith Distributing Corporation of New York                  New York
Zenith Distributing Corporation-Southeast                    Delaware
Zenith Distributing Corporation-West                         California
Zenith Distributing Corporation of Arizona                   Arizona
Zenith Electronics Corporation of Pennsylvania               Pennsylvania
Zenith Electronics Corporation of Texas                      Texas
Zenith Electronics (Europe) Limited                          England
Zenith Electronics (Ireland) Limited                         Ireland
Zenith Electronics (Pacific) Ltd.                            Hong Kong
Zenith Electronics Universal Sales Corporation               Delaware
Zenith/Inteq, Inc.                                           Delaware
Zenith Microcircuits Corporation                             Delaware
Zenith Radio Canada Ltd/Zenith Radio Canada Ltee             Canada
Zenith Taiwan Corporation                                    Taiwan
Zenith Video Tech Corporation                                Delaware
Zenith Video Tech Corporation-Florida                        Delaware
Zentrans, Inc.                                               Delaware

also

Zenith Foreign Sales Corporation                             Guam (Dormant)

* All subsidiaries are wholly-owned by Zenith Electronics Corporation except for Radio Componentes de Mexico, S.A. de C.V. which is a wholly-owned subsidiary of Cableproductos de Chihuahua S.A. de C.V.